Exhibit 99.1

EMPLOYMENT AGREEMENT

between

AMY BRAMLITT

and

FLORIDA EAST COAST INDUSTRIES, INC.

and

FLORIDA EAST COAST RAILWAY, LLC

Dated: May 30, 2006

TABLE OF CONTENTS

1.	Employment Period	1

2.	Terms of Employment	1
	(a) Position and Duties	2
	(b) Compensation	2

3.	Termination of Employment	3
	(a) Death or Disability	3
	(b) Cause	3
	(c) Good Reason	4
	(d) Termination for Other Reasons	4
	(e) Notice of Termination	4
	(f) Date of Termination	5

4.	Obligations of Employer Upon Termination	5
	(a) Good Reason: Other than for Cause, Death, or Disability	5
	(b) Death	6
	(c) Cause: Other Than for Good Reason	6
	(d) Disability	6
	(e) Nondisclosure to Media	6
	(f) No Duty to Mitigate/Set Off	6

5.	Change in Control	6

6.	Non-Exclusivity of Executive’s Rights	7

7.	Confidential Information	7

8.	Non-Competition: Non-Solicitation	7

9.	Remedies for Executive’s Breach	8

10.	Dispute	8

11.	No Conflicting Obligations of Executive	9

12.	Indemnity of Executive	9

13.	Release Required	9

14.	Successors	9

15.	Miscellaneous	10

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated as of May 30, 2006 between AMY BRAMLITT, an individual (the “Executive”), and FLORIDA EAST COAST INDUSTRIES, INC. (“FECI”) and FLORIDA EAST COAST RAILWAY, LLC (“FECR”) (“Employer” or “Company”), recites and provides as follows:

WHEREAS, Employer desires to retain the services of the Executive, and the Executive desires to be employed with Employer, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Employer and the Executive agree as follows:

1. Employment Period. Employer hereby agrees to employ the Executive, and the Executive hereby agrees to accept employment by Employer, in accordance with the terms and provisions of this Agreement (the “Effective Date”) and continuing until terminated by either party hereto (the “Employment Period”).

2. Terms of Employment.

(a) Position and Duties.

(i) During the Employment Period, the Executive shall serve as Vice President and Controller of FECI. Executive shall also serve as Vice President and Chief Financial Officer of FECR and shall have such authority and perform such executive duties as are commensurate with such positions and as are otherwise assigned by the Employer. Executive shall report to the Chief Financial Officer of FECI and the President of FECR.

(ii) The Executive’s services shall be performed at a facility owned or leased by Employer in Northeast Florida (including St. Augustine or Jacksonville), and as required at other facilities of Employer or affiliates.

(iii) During the Employment Period, and excluding any periods of vacation and leave to which the Executive is entitled, the Executive agrees to devote Executive’s full business attention and time to the business and affairs of Employer and, to the extent necessary to discharge the duties assigned to the Executive hereunder, to use the Executive’s reasonable efforts to perform faithfully such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to serve on corporate, civic, charitable, and professional association boards or committees, subject to the approval of the Chairman of Employer, in each instance, which approval shall not be unreasonably withheld, or deliver lectures or fulfill speaking engagements, so long as such activities do not materially interfere with the performance of the Executive’s responsibilities as an employee of Employer in accordance with the Agreement.

(b) Compensation.

(i) Base Salary. During the Employment Period, the Executive shall receive a base salary (“Annual Base Salary”), which shall be paid in equal installments on a semi-monthly basis, at the annual rate of not less than One Hundred Sixty Six Thousand Five Hundred Dollars ($166,500). During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement.

(ii) Short-Term Incentive Bonus. In addition to the Annual Base Salary, during the Employment Period, the Executive shall participate in an annual cash incentive compensation plan. Such plan shall provide the Executive with the opportunity to earn a bonus based on achievement of performance criteria. The incentive bonus plan shall be structured such that the Executive may receive up to thirty five percent (35%) of Annual Base Salary (“Target”) for attainment of certain target performance goals (prorated for any partial year of employment provided that Executive is employed by the Company at December 31), with a maximum bonus of seventy percent (70%) of Annual Base Salary for extraordinary performance. The Board of Directors of FECI or a committee thereof will establish the performance criteria and goals for Employer. Individual goals of Executive will be established in consultation with Executive’s reporting officers and in accordance with the Plan. (For the 2006 performance period, Executive’s bonus shall be based on the highest performance of either FECI or FECR to the previously approved performance metrics. Effective January 1, 2007, Executive’s bonus will be based on approved FECI performance metrics.)

(iii) Long-Term Incentives. Executive shall participate in FECI’s Long-Term Incentive Plan. Grants shall be in accordance with FECI’s Stock Incentive Plan, with the performance criteria for threshold, target and maximum grants as established pursuant to the Plan.

(iv) Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Employer.

(v) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive’s family and dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by Employer (including, without limitation, medical, prescription, dental, disability salary continuance, employee group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of Employer.

(vi) Expenses. The Executive shall be entitled to receive prompt reimbursement for all employment-related expenses incurred by the Executive during the Employment Period in accordance with the most favorable policies, practices and procedures of Employer as in effect generally from time after the Effective Date with respect to other peer executives of Employer.

(vii) Fringe Benefits. During the Employment Period, the Executive and/or the Executive’s family and dependents shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of Employer as in effect generally from time to time after the Effective Date with respect to other peer executives of Employer.

(viii) Vacation. During the Employment Period, the Executive shall be entitled to four (4) weeks paid vacation per annual period.

(ix) Car Allowance. During the Employment Period, the Executive shall be entitled to a car allowance in accordance with Employer’s car allowance policy, in lieu of expenses associated with the operation of Executive’s automobile.

(x) Right to Change Plans. Employer shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite referred to in Section 2(b), so long as such changes are similarly applicable to other peer executives of Employer.

3. Termination of Employment.

(a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If Employer determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of disability set forth below), it may give to the Executive notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with Employer shall terminate upon a date selected by Employer and set forth in such notice (the “Disability Effective Date”), provided that, prior to such date, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of the Executive from the Executive’s duties with Employer on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Employer or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(b) Cause. Employer may terminate the Executive for cause. “Cause” means any of the following:

(i) (a) a material breach by the Executive of the obligations under this agreement or any other written agreement with the Company or (b) a failure to attempt in good faith to perform the Executive’s duties and responsibilities (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Executive’s part provided that such breach or failure is not remedied within ten (10) days after receipt of notice from the Company specifying such breach or failure;

(ii) the Executive ‘s conviction for committing a felony or the guilty or nolo contendere plea by the executive to a felony (other than as a result of vicarious liability where the Executive was not involved in and had no material knowledge of the action or inactions leading to the charges or had such involvement or knowledge but acted upon advise of the Company’s counsel as to its legality);

(iii) the (a) insubordination or willful engaging by the Executive in misconduct or (b) the Executive’s gross negligence, in either case, with regard to the Employer or the Executive’s duties, which have, or is likely to have, a material adverse impact on the Employer; or

(iv) a material act of dishonesty or breach of trust on the Executive’s part resulting or intending to result, directly or indirectly, in material personal or family gain or enrichment at the expense of the Employer.

For purposes of this paragraph, no act, or failure to act, on the Executive’s part shall be considered “willful” unless done or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company. In the event that the Executive alleges that the failure to attempt to perform the Executive’s duties and responsibilities is due to a physical or mental illness, and thus not “Cause” under (i) above, the Executive shall be required to furnish the Company with a written statement from a licensed physician who is reasonably acceptable to the Company which confirms the Executive’s inability to attempt to perform due to such physical or mental illness.

(c) Good Reason. The Executive may terminate Executive’s employment for Good Reason. For purposes of this Agreement, “Good Reason” shall mean, in the absence of the consent of the Executive, a reasonable determination by the Executive that any of the following has occurred:

(i) Employer materially reduces the Executive’s position (including title), authority, duties or responsibilities as contemplated by Section 2(a) of this Agreement, excluding for this purpose any isolated and insubstantial action not taken in bad faith and which is remedied by Employer promptly after receipt of notice thereof given by the Executive; or

(ii) any failure by Employer to comply with any of the provisions of this Agreement applicable to it, other than any isolated and insubstantial failure not occurring in bad faith and which is remedied promptly after notice thereof from the Executive.

(d) Termination for Other Reasons. Employer may terminate the employment of the Executive without Cause by giving notice to the Executive, which notice shall set forth the Date of Termination. The Executive may resign from Executive’s employment without Good Reason hereunder by giving notice to Employer at least thirty (30) days prior to the Date of Termination.

(e) Notice of Termination. Any termination shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination under Section 3(b) or 3(c), to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated (the failure by the Executive or Employer to set forth in the Notice of Termination any fact or circumstance shall not waive any right of the Executive or Employer hereunder or preclude the Executive or Employer from asserting such fact or circumstance in enforcing the Executive’s or Employer’s rights hereunder), and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than fifteen (15) days after the giving of such notice, unless otherwise required by Section 3(f)).

(f) Date of Termination. “Date of Termination” shall mean (i) if the Executive’s employment is terminated by Employer due to the Executive’s Disability, the Date of Termination shall be the Disability Effective Date, (ii) if the Executive’s employment is terminated by reason of the Executive’s death, the Date of Termination shall be the date of death of the Executive, and (iii) in all other case, the date of receipt of the Notice of Termination or any permitted later date specified therein, as the case may be.

4. Obligations of Employer upon Termination.

(a) Good Reason; Other than for Cause, Death or Disability. If, during the Employment Period, Employer shall terminate the Executive’s employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

(i) Employer shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination the sum of (A) the Executive’s Annual Base Salary through the Date of Termination to the extent not theretofore paid; (B) to the extent not theretofore paid, any annual bonus payable to the Executive for any prior completed fiscal year if payable or otherwise earned by Executive in accordance with the Plan; (C) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid; and (D) any accrued vacation pay, expenses reimbursement and any other entitlements accrued by the Executive under Section 2(b) to the extent not theretofore paid (the sum of the amount described in clauses (A), (B), (C) and (D) shall be hereinafter referred to as the “Accrued Obligations”); and

(ii) FECI shall pay to the Executive in twenty-four (24) semi-monthly installments beginning 15 days following the Date of Termination an amount equal to the sum of 100% of the Executive’s Annual Base Salary; and

(iii) For twelve (12) months following the Date of Termination, Employer shall, subject to Executive’s continued co-payments of premiums, continue benefits to the Executive and/or the Executive’s family and dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 2(b)(vi) if the Executive’s employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of Employer as in effect generally at any time thereafter with respect to other peer executives of Employers and their families (“Welfare Benefit Continuation”). Provided, however, that in the event that the Executive obtains other employment that offers substantially similar or improved benefits, as to any particular health plan, the continuation of coverage by the Company for such similar or improved benefit under such plan shall immediately cease. To the extent, in the good faith judgment of the Company, such coverage cannot be provided under the Company’s health plans without jeopardizing the tax status of such plans, for underwriting reasons or because of the tax impact on the Executive, the Company shall pay the Executive an amount equal to the cost to the Company for a similarly situated active employee fully grossed-up to cover taxes on such amount and the gross-up payment. Such period of medical coverage shall reduce and count against the Executive’s rights to COBRA continuation coverage.

(iv) Unless otherwise provided in any stock option grant agreement, all stock options to purchase shares of FECI common stock held by or for the benefit of the Executive as of the date hereof shall become immediately fully vested and exercisable as of the Date of Termination. Restricted stock shall vest according to the terms of the Restricted Stock Agreement and the Company’s Long-Term Incentive Plan.

(b) Death. If the Executive’s employment is terminated by reason of the Executive’s death, this Agreement shall terminate without further obligation to the Executive’s legal representatives under this Agreement, other than for payment of Accrued Obligations (which shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination).

(c) Cause: Other Than for Good Reason. If the Executive’s employment shall be terminated for Cause or the Executive terminates Executive’s employment without Good Reason, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay to the Executive the Accrued Obligations (which shall be paid in cash within thirty (30) days of the Date of Termination).

(d) Disability. If the Executive’s employment shall be terminated by reason of the Executive’s Disability, this Agreement shall terminate without further obligation to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of the Welfare Benefit Continuation. Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. The Executive shall be entitled after the Disability Effective Date to receive disability and other benefits as in effect at the Disability Effective Date with respect to other peer executives of Employer and their families.

(e) Nondisclosure to Media. After the Date of Termination, the Executive and Employer agree that they will not discuss the Executive’s employment and resignation or termination (including the terms of this Agreement) with any representatives of the media, either directly or indirectly, without the consent of the other party hereto.

(f) No Duty to Mitigate/Set off. In the event of any termination of the Executive’s employment, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise.

5. Change in Control. Notwithstanding anything to the contrary contained in this agreement, in the event there is a change in control of Employer, all of the rights and obligations of Employer and Executive as respects termination of Executive’s employment as a result of the change in control shall be governed in all respects by the change in control agreement by and between Executive and Employer as the same may be amended or terminated from time to time.

6. Non-Exclusivity of Executive’s Rights. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with Employer at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

7. Confidential Information.

(a) The Executive shall hold in a fiduciary capacity for the benefit of Employer all secret or confidential information, knowledge or data relating to Employer or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by Employer or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with Employer, the Executive shall not, without the prior written consent of Employer or except as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Employer and those designated by it.

(b) All records, files, memoranda, reports, price lists, customer lists, drawings, designs, proposals, plans, sketches, documents, computer programs, CAD systems, CAM systems, disks, computer printouts and the like (together with all copies thereof) relating to the business of Employer, which Executive shall use or prepare or otherwise have in Executive’s possession in the course of, or as a result of, Executive’s employment hereunder shall, as between the parties hereto, remain the sole property of Employer. Executive shall use such materials solely for the benefit of Employer and shall not divulge any such materials other than in furtherance of Employer’s interests. Executive hereby agrees that Executive will return all such materials, including copies, to Employer upon demand, or upon the cessation of Executive’s employment.

(c) Any termination of the Executive’s employment hereunder or of this Agreement shall have no effect on the continuing operation of this Section 7.

8. Non-Competition; Non-Solicitation.

(a) In consideration of Employer undertaking to employ the Executive under the terms provided for herein, and to protect the Employer’s valuable trade secrets and other business and professional information and its relationships with existing and prospective customers and suppliers, the Executive agrees that, except as is set forth below, for a period commencing on the Effective Date hereof and ending on the first anniversary of the date the Executive ceases to be employed by Employer (the “Non-Competition Period”), the Executive shall not, directly or indirectly, either for Executive or any other person, own, manage, control, materially participate in, invest in, permit Executive’s name to be used by, act as consultant or advisor to, render material services for (alone or in association with any person, firm, corporation or other business organization) or otherwise assist in any manner, any business which is a competitor of a substantial portion of the Employer’s business at the date the Executive ceases to be employed by the Employer (a “Competitor”). Notwithstanding the foregoing, the restrictions set forth above shall immediately terminate and shall be of no further force or effect in the event of a default by Employer of the performance of any of the obligations hereunder, which default is not cured within ten (10) days after notice thereof. Nothing herein shall prohibit the Executive from being a passive owner of not more than five percent (5%) of the equity securities of an enterprise engaged in such business which is publicly traded, so long as Executive has no active participation in the business of such enterprise.

(b) During the Non-Competition Period, the Executive shall not, directly or indirectly, (i) induce, solicit, recruit or hire or attempt to induce, solicit, recruit or hire or aid others in inducing, soliciting, recruiting or hiring any employee of Employer to leave the employ of Employer, or in any way interfere with the relationship between Employer and an employee thereof, or (ii) in any way interfere with the relationship between Employer and any customer, supplier, licensee or other business relation thereof.

(c) If, at the time of enforcement of this Section 8, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

(d) The covenants made in this Section 8 shall be construed as an agreement independent of any other provisions of this Agreement, and shall survive the termination of this Agreement. Moreover, the existence of any claim or cause of action of the Executive against Employer or any of its affiliates, whether or not predicted upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

9. Remedies for Executive’s Breach. In the event Executive violates any provisions of Section 7 or 8 and such violation continues after notice thereof to the Executive and the expiration of a reasonable opportunity to cure, then Employer may thereafter terminate the payment of any post-termination benefits hereunder, and Employer will have no further obligation to Executive under this Agreement. The parties acknowledge that any violation of Section 7 or 8 can cause substantial and irreparable harm to Employer. Therefore, Employer shall be entitled to pursue any and all legal and equitable remedies, including but not limited to any injunctions.

10. Dispute. Any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, which shall be the sole and exclusive method of resolving any questions, claims or other matters arising under this Agreement or any claim that Employer has in any way violated the non-discrimination and/or other provisions of Title VII or the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the American with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended; and, in general, any federal law or the law of the State of Florida. Such proceeding shall be conducted by final and binding arbitration before a panel of one or more arbitrators under the administration of the American

Arbitration Association, and in a location mutually agreed to by the Executive and Employer. The Federal and State courts located in the United States of America are hereby given jurisdiction to render judgment upon, and to enforce, each arbitration award, and the parties hereby expressly consent and submit to the jurisdiction of such courts. Notwithstanding the foregoing, in the event that a violation of the Agreement would cause irreparable injury, the company and the Executive agree that in addition to the other rights and remedies provided in this Agreement (and without waiving their rights to have all other matters arbitrated as provided above) the other party may immediately take judicial action to obtain injunctive relief.

11. No Conflicting Obligations of Executive. Executive represents and warrants that Executive is not subject to any duties or restrictions under any prior agreement with any previous employer or any other person, and that Executive has no rights or obligations except as previously disclosed to Employer which may conflict with the interests of Employer or with the performance of the Executive’s duties and obligations under this Agreement. Executive agrees to notify Employer immediately if any such conflicts occur in the future.

12. Indemnity of Executive. Employer shall indemnify and defend the Executive against all claims relating to the performance of Executive’s duties hereunder to the fullest extent permitted by Employer’s Articles of Incorporation and Bylaws, the relevant provisions of which shall not be amended in their application to the Executive to be any less favorable to Executive than as at present, except as required by law.

13. Release Required. Any amounts payable pursuant to this Agreement (beyond amounts payable pursuant to Section 4 (a)(i)) shall only be payable if the Executive delivers to the Company (and does not revoke) a release of all claims of any kind whatsoever that the Executive has or may have against the Employer and its officers, directors and employees, known or unknown, as of the Date of Termination (other than claims to payments specifically payable hereunder, claims under COBRA, claims to vest accrued benefits under the Employer’s employee benefit plans, claims relating to any rights of indemnification under the Company’s organizational documents or otherwise or claims relating to any outstanding stock options or other equity-based award on the Date of Termination) occurring up to the release date in such form as reasonably required by the Company.

14. Successors.

(a) This Agreement is personal to the Executive and without the prior consent of Employer shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon Employer and its successors and assigns.

(c) Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. As used in this Agreement, “Employer” shall mean Employer as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

15. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, or by telecopier, or by courier, addressed as follows:

If to Executive to:	If to Employer to:

Amy Bramlitt	Florida East Coast Industries, Inc.
3094 Byron Road	Corporate Secretary
Green Cove Springs, FL 32043	One Malaga Street
St. Augustine, FL 32084

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.

(d) In the event of a dispute arising out of this Agreement, any party receiving any monetary or injunctive remedy, whether at law or in equity, which is final and not subject to appeal shall be entitled to its reasonable attorneys’ fees and costs incurred with respect to obtaining such remedy from the other party.

(e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(f) Employer may withhold from any amounts payable under this Agreement such Federal, state or local taxes, as shall be required to be withheld, pursuant to any applicable law or regulation.

(g) The Executive’s or Employer’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or Employer may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, Employer has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

Company:

FLORIDA EAST COAST INDUSTRIES, INC.

By:	/s/ Daniel H. Popky
Daniel H. Popky, Executive Vice President & Chief Financial Officer

FLORIDA EAST COAST RAILWAY, LLC

By:	/s/ John D. McPherson
John D. McPherson, President

Executive:

By:	/s/ Amy Bramlitt
Amy Bramlitt